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                                                                  Exhibit 10(d)

                                AGREEMENT BETWEEN
                        TENET HEALTHCARE CORPORATION AND
                    UNITED STATES TRUST COMPANY OF NEW YORK,
                     AS TRUSTEE REGARDING THE FIRST AMENDMENT
                           TO THE 1994 TENET DEFERRED
                             COMPENSATION PLAN TRUST


     This agreement (the "Agreement") between Tenet Healthcare Corporation, a Nevada corporation (formerly known as National Medical Enterprises, Inc.) (the "Company"), and United States Trust Company of New York (the "Trustee"), is entered into this 30 day of October, 1996, as set forth below.

          WHEREAS, the Company deems it in its best interest to provide for the contribution of an additional Two Hundred Fifty Thousand (250,000) shares of Company Stock, as defined below, to the 1994 Tenet Deferred Compensation Plan Trust (the "Deferred Compensation Trust"); and

          WHEREAS, pursuant to Section 5 of the Deferred Compensation Trust, the Company is responsible for preparing and filing all required registration statements relating to shares of Company Stock and other interests that may be issued under the 1994 Tenet Deferred Compensation Plan (the "Plan"); and

          WHEREAS, the parties have agreed to enter into this Agreement for the purpose of providing an additional contribution of Company Stock to the Deferred Compensation Trust.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

1.   AGREEMENT TO CONTRIBUTE SHARES

        The Company hereby agrees to contribute and deposit an additional Two Hundred Fifty Thousand (250,000) shares of the $0.075 par value per share common stock of the Company (the "Company Stock"), which shall become part of the principal of the Deferred Compensation Trust and shall be held, administered and disposed of by the Trustee as provided in the Deferred Compensation Trust.

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2.   REGISTRATION OF SHARES

        The Company and the Trustee hereby acknowledge and agree that the Company shall be responsible for filing with the Securities and Exchange Commission and with all applicable state agencies and authorities all required registration statements relating to shares of Company Stock and other interests which may be issued under the Plan, which filings shall be made within 90 days of the date hereof. The Company also agrees that it shall be responsible for, and that the Trustee shall not be responsible for, preparing and filing such registration statements and for the accuracy of statements contained therein, and for preparing or filing any other reports, statements or filings required under federal or state securities laws with respect to the Trust's investment in the Company Stock.

3.   EXISTING TERMS AND CONDITIONS

        The Company and the Trustee hereby agree that the additional shares contributed to the Deferred Compensation Trust herein, shall be subject to all the same terms and conditions as those shares originally funded in the Deferred Compensation Trust.

        IN WITNESS WHEREOF, the Trustee and, pursuant to due authorization from its Board of Directors, the Company have caused this Agreement to be executed as of the day and year first above written.


                                       TENET HEALTHCARE CORPORATION


                                       /S/ SCOTT M. BROWN
                                       ----------------------------
                                       Name:  Scott M. Brown
                                       Title: Senior Vice President


                                       UNITED STATES TRUST COMPANY
                                       OF NEW YORK


                                       /S/ CHARLES E. WERT
                                       ----------------------------
                                       Name:  Charles E. Wert
                                       Title: Executive Vice President
                                              and Senior Trust Officer